AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made the 16th day of January, 1996, and amended and restated on the ___ day of ___________, 2002, between THE WEISS FUND, a Massachusetts business trust (the "Trust"), on behalf of the Weiss Treasury Only Money Market Fund, and Weiss Money Management Inc., a corporation organized under the laws of Florida (the "Adviser")

                              W I T N E S S E T H:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest (hereafter referred to as "Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

         WHEREAS, the Trust has established and presently offers Shares of beneficial interest in a portfolio currently known as the Weiss Treasury Only Money Market Fund (the "Fund"); and

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Fund as indicated herein and the Adviser is willing to so render such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1. Appointment of Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Fund for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Adviser copies properly certified or authenticated of each of the following documents:

               (a) Agreement and Declaration of Trust of the Trust dated as of August 10, 1995 (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of the Commonwealth of Massachusetts;

               (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

               (c) Certified resolutions of the Shareholder(s) and the Trustees of the Trust approving the terms of this Agreement;

               (d) Custodian Agreement (including related fee schedule) dated January 15, 1996 between the Trust and PNC Bank (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

               (e) Prospectus and Statement of Additional Information of the Trust with respect to the Fund as currently in effect (such Prospectus and Statement of Additional Information, as currently in effect and as amended, supplemented and/or superseded from time to time, is herein called the "Prospectus"); and

               (f) Registration Statement of the Trust under the Securities Act of 1933 (the "1933 Act"), and the 1940 Act on Form N-lA as filed with the Securities and Exchange Commission (the "Commission") on August 10, 1995, and as amended on Form
                    N-lA (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

The Trust agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

          3. Name of Trust or Fund. The Trust and the Fund may use any name derived from the name "Weiss Money Management Inc.", if the Trust elects to do so, only for so long as this Agreement, any other investment advisory or management agreement between the Adviser and the Trust or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Adviser's business as investment adviser. At such time as such an agreement shall no longer be in effect, the Fund (to the extent the Trust has the legal power to cause it to be done) shall cease to use such a name or any other name indicating that it is advised or managed by or otherwise connected with the Adviser or any organization which shall have so succeeded to the Adviser's business.

          4. Duties of Adviser.

               (a) Subject to the general supervision of the Trustees of the Trust, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser:

                    (i) shall provide supervision of the Fund's assets, furnish a continuous investment program for the Fund, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

                    (ii) shall  place   orders  with   broker-dealers,   foreign
                         currency dealers, futures commissions merchants or others pursuant to the Adviser's determinations in accordance with the Fund's policies as expressed in the Registration Statement; and

                    (iii)may, on  occasions  when it deems the  purchase or sale of a security to be in the best interests of the Fund as well as its other customers (including any other Fund or any other investment company or trust or advisory account for which the Adviser acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

               (b) The Adviser, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Registration Statement and Prospectus and with the instructions and directions of the Trustees of the Trust, and will use its best efforts to conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 (to the extent applicable), the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder, the Insider Trading and Securities Fraud Enforcement Act of 1988 (to the extent applicable) and all other applicable federal and state laws, regulations and rulings, subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, the Adviser shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder.

               (c) The Adviser shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

               (d) The Adviser shall notify the Trust of any material change in the management of the Adviser within a reasonable time after such change.

               (e) The Adviser shall immediately notify the Trust in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement regarding the Trust, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

               (f) The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, the Adviser shall pay the compensation and expenses of all trustees, officers and executive employees of the Trust (including the Fund's share of payroll taxes) who are affiliated persons of the Adviser, and the Adviser shall make available, without expense to the Fund, the services of such of its directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Adviser shall provide at its expense the portfolio management services described in section 4 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for the Fund.

         The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to it in this section 5.

          6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by the Adviser as provided in sections 4 and 5 hereof, the Trust on behalf of the Fund shall pay the Adviser on the last day of each month the unpaid balance of a fee equal to 0.50% of the average daily net assets as defined below of the Fund for such month.

         The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-l under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

         The Adviser agrees that its gross compensation for any fiscal year shall not be greater than an amount which, when added to the other expenses of the Fund, shall cause the aggregate expenses of the Fund to equal the maximum expenses under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Fund may be qualified for offer and sale. Such calculation shall not take into account expenses which may be excluded as provided under applicable law. Except to the extent that such amount has been reflected in reduced payments to the Adviser, the Adviser shall refund to the Fund the amount of any payment received in excess of the limitation pursuant to this section 6 as promptly as practicable after the end of such fiscal year, provided that the Adviser shall not be required to pay the Fund an amount greater than the fee paid to it in respect of such year pursuant to this Agreement. As used in this section 6, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year. The words "lowest applicable expense limitation" shall be construed to result in the largest reduction of the Adviser's compensation for any fiscal year of the Fund; provided, however, that nothing in this Agreement shall limit the Adviser's fees if not required by an applicable statute or regulation referred to above in this section 6.

         The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

          7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. The Adviser or its agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by the Adviser in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which the Adviser gives any advice to its clients concerning the Shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

         The Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Adviser may render investment advice, management and services to others. In acting under this Agreement, the Adviser shall be an independent contractor and not an agent of the Trust.

          8. Limitation of Liability of Manager. As an inducement to the Adviser's undertaking to render services pursuant to this Agreement, the Trust agrees that the Adviser shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as the Adviser's employee or agent.

          9. Duration and Termination of This Agreement. This Agreement shall remain in force until January 15, 1998, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Trust's Board of Trustees on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment .

          10. Retention of Sub-Advisers. Subject to the Fund's obtaining any initial and periodic approvals that are required under Section 15 of the 1940 Act, the Adviser may retain a sub-adviser or sub-advisers with respect to the Fund, at the Adviser's own cost and expense.

          11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

         This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

         This Agreement shall supersede all prior investment advisory or management agreements entered into between the Adviser and the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                       THE WEISS FUND, ON BEHALF OF
                                       WEISS TREASURY ONLY
                                       MONEY MARKET FUND

Attest:
______________________                 By:      __________________
                                                Title:   President


                                       WEISS MONEY MANAGEMENT INC.


Attest:


_______________________                By:      _________________
                                                Title:   President